UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 26, 2026

BRIGHT HORIZONS FAMILY SOLUTIONS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35780	80-0188269
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2 Wells Avenue
Newton, Massachusetts	02459
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (617) 673-8000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	BFAM	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 2.02	Results of Operations and Financial Condition
On October 29, 2026, Bright Horizons Family Solutions Inc. (the “Company”) issued a press release announcing its financial results for the fiscal quarter ended September 30, 2026 and revised financial guidance for the year 2026. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.
The information contained in this Item, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for any purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in any such filing.
Any website addresses included herein are inactive textual references only. The information contained on any such website referenced herein is not incorporated into this Current Report on Form 8-K. Important information may be disseminated initially or exclusively via the Company’s Investor Relations website; investors should consult the site to access this information.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(b) On October 26, 2026, Mary Ann Tocio, a member of the Company’s Board of Directors (the “Board”), informed the Board of her intent to retire from the Board, effective December 1, 2026. Ms. Tocio currently serves as a member of the Board's Audit Committee. Ms. Tocio’s retirement is not due to any disagreement with the Company.
(d) On October 28, 2026, the Board appointed Seth Siegel to serve as a member of the Board effective December 1, 2026. Mr. Siegel will fill the vacancy left by Ms. Tocio’s retirement and will serve as a member of the Board’s Audit Committee. Mr. Siegel will stand for reelection at the 2027 annual meeting of shareholders.
Mr. Siegel, age 53, served as Chief Executive Officer (CEO) of Grant Thornton, a leading global audit, tax and advisory firm, from August 2022 through January 2025 and subsequently served as Senior Advisor until April 2025. Prior to his tenure as CEO, Mr. Siegel served in various leadership roles at Grant Thornton including Managing Partner, Practice Leader and Audit Partner. During his 30 years with the firm, Mr. Siegel audited and advised Fortune 1000 and other large, complex private companies on financial reporting, M&A, capital markets transactions, governance and business matters across the financial services, real estate, hospitality, technology and consumer sectors. Mr. Siegel served on the board of directors of Grant Thornton from 2017 to 2025 and has served on the board of directors of numerous non-profit organizations, including the Joe DiMaggio Children’s Hospital Foundation and The Center for Audit Quality. Mr. Siegel holds a B.S. in Accounting from Florida Atlantic University and is a licensed C.P.A.
There are no arrangements or understandings between Mr. Siegel and any other person pursuant to which Mr. Siegel was appointed as a director and there are no transactions between Mr. Siegel and the Company that would be required to be reported under Item 404(a) of Regulation S-K.
In connection with his service on the Board, Mr. Siegel will participate in the Company’s non-employee director compensation program as set forth in the Company’s 2026 Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on April 20, 2026, including receiving an approximate pro-rata equity award. In addition, Mr. Siegel and the Company have entered into an indemnification agreement on the same terms as the Company has previously entered into with its other directors, a form of which has been previously filed as Exhibit 10.8 to the Company’s Annual Report on Form 10-K filed with the SEC on February 26, 2026.

Item 9.01	Financial Statements and Exhibits
(d)    Exhibits

99.1	Press Release of Bright Horizons Family Solutions Inc. dated October 29, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRIGHT HORIZONS FAMILY SOLUTIONS INC.
Date:	October 29, 2026	By:	/s/ Elizabeth Boland
Elizabeth Boland
Chief Financial Officer